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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accounts, we hereby consent to the incorporation of our report dated February 19, 1999, (except with respect to the Reclassification of Restaurant Division to Discontinued Operations and 10-For-1 Reverse Stock Split discussed in Note M, as to which the date is December 18, 2000), included in this Form 10-KSB/A, into the Company's previously filed Registration Statement File Nos. 333-80241, 333-85243, 333-88199, 333-93317, 333-96109, 333-32232,
333-40694, 333-43774, 333-46468, 333-62729, 333- 2747, 333-41966 and 333-47738.




                                             ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
December 21, 2000